UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2025

THARIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

34 Shrewsbury Ave, Suite 1C

Red Bank, NJ, 07701

(Address of principal executive offices, including zip code)

(732) 889-3111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	THAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Special Meeting (as defined below) on October 9, 2025, the stockholders approved an amendment to the Tharimmune, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 2,000,000 shares from 792,602 shares.

The foregoing descriptions of the Plan Amendment is not complete and are qualified in their entirety by reference to the full text of the Plan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 9,2025, Tharimmune, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). A total of 3,907,536 shares of the Company’s common stock, constituting a quorum, were represented in person or by valid proxies at the Special Meeting. The final results for each of the matters submitted to a vote of stockholders at the Special Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on September 18, 2025, are as follows:

Proposal 1. At the Special Meeting, the stockholders approved a proposal to give our board of directors the authority, at its discretion, to file an amendment to our certificate of incorporation, as amended (the “Certificate of Incorporation”) to increase the total number of shares of the Common Stock authorized for issuance thereunder from 250,000,000 shares to an amount between 500,000,000 shares and 1,000,000,000 shares with the exact amount of the common share increase to be selected by our board of directors in its discretion and to be effected, if at all, in the sole discretion of our board of directors at any time following stockholder approval of the amendment to our Certificate of Incorporation and before October 9, 2026 without further approval or authorization of our stockholders (the “Authorized Share Increase Proposal”). The result of the votes to approve the Authorized Share Increase Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
3,764,397	129,427	13,711	1

Proposal 2. At the Special Meeting, the stockholders approved an amendment to the Tharimmune, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 2,000,000 shares from 792,602 shares (the “Plan Amendment”). The result of the votes to approve the Plan Amendment was as follows:

For	Against	Abstain	Broker Non-Votes
2,419,032	86,170	3,265	1,399,069

Proposal 3. At the Special Meeting, the stockholders approved a proposal to issue securities in one or more non-public offerings in accordance with Nasdaq Marketplace Rules 5635(a) and 5635(d) (the “Future Offerings Proposal”). The result of the votes to approve the Future Offerings Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
2,419,243	87,306	1,918	1,399,069

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Tharimmune Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2025	THARIMMUNE, INC.

/s/ Sireesh Appajosyula
Sireesh Appajosyula
Chief Executive Officer

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